Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Janine Warell, SPSS
312-261-6535
jwarell@spss.com
SPSS Reports 2008 Third Quarter
Financial Results with Solid Operating Margin
CHICAGO, USA, November 4, 2008 — SPSS Inc. (Nasdaq: SPSS), a global provider of Predictive Analytics software and solutions, today announced results for the quarter and nine months ended September 30, 2008.
SPSS reported third quarter revenues of $74.9 million, a 4 percent increase from $72.3 million in the third quarter of 2007. Net income was $10.5 million, up 25 percent from $8.4 million in the same quarter last year, with diluted earnings per share (EPS) of $0.55, a 34 percent increase from $0.41 in the third quarter of 2007. License revenues were $33.7 million, down 2 percent from $34.5 million in the third quarter of 2007. Operating income increased 3 percent to $12.8 million, or 17 percent of total revenues, from $12.5 million, or 17 percent of total revenues, in the third quarter of 2007. Charges for share-based compensation were $0.06 and $0.03 per share in the third quarter of 2008 and 2007, respectively. Also included in the 2008 third quarter EPS results was a $0.02 charge related to cost management initiatives launched during the quarter. The effective income tax rate for the third quarter of 2008 was 24 percent, compared with 42.5 percent in the same quarter last year. Approximately 58 percent of total revenues in the third quarter of 2008 came from outside the United States. Excluding the effects of currency exchange rates, total revenues were up 1 percent over the third quarter of 2007.
“In the midst of these very challenging economic times, we met our revenue and earnings expectations for the third quarter,” said Jack Noonan, SPSS chairman, CEO and president. “With continuing declines in the global economy and unfavorable moves in foreign currency rates, we anticipated a difficult quarter. Yet, with our loyal customer base, we were able to offset much of the slowdown in larger, multi-user transactions with an increase in smaller and single-user license sales. In particular, we benefited from the 2008 third quarter release of our upgraded flagship product SPSS Statistics 17.0. Attracted by this version’s broader functionality, customers adopted SPSS Statistics 17.0 more quickly than they did with the release of SPSS 16.0 last year.”
Noonan added, “As a recognized market leader in Predictive Analytics, SPSS is well-positioned to manage through the current economic downturn. We have better aligned our sales organization around core distribution channels to leverage the strength and efficiencies of our inside sales organization. And, we will continue to focus on maintaining our healthy balance sheet and cash flow.”
Revenues for the nine months ended September 30, 2008, totaled $228.8 million, an 8 percent increase from $211.4 million in the same period last year. Net income was $28.2 million, up 19 percent from $23.7 million in the 2007 nine-month period, with EPS of $1.47, a 27 percent increase from $1.16 in 2007. License revenues were $107.0 million, up 5 percent from $101.8 million in the 2007 nine-month period. Operating income was $37.6 million, or 16 percent of revenues compared to $34.8 million, or 16 percent of revenues in the 2007 nine-month period. Charges for share-based compensation were $0.20 and $0.17 per share in the 2008 and 2007 nine-month periods, respectively. The effective income tax rate for the 2008 nine-month period was 32 percent, compared with 39 percent in the same period last year. Approximately 60 percent of total revenues in the 2008 nine-month period came from outside the United States. Excluding the effects of currency exchange rates, total revenues were up 3 percent over the 2007 nine-month period.

At September 30, 2008, cash and cash equivalents totaled $307.0 million. SPSS generated $16.7 million in cash from operations in the third quarter of 2008 compared with $16.9 million in the same quarter last year. Cash provided by operating activities in the first nine months of 2008 was $45.5 million, after payment of $7.4 million of a year-end 2007 accrued payable related to the Company’s share repurchase program, compared to $51.5 million for the same period in 2007.
Outlook and Guidance
“Although we anticipated a strengthening U.S. dollar and continuing slowdown in the economy, few expected the extensive changes in the global markets that have occurred over recent months,” said Raymond Panza, SPSS executive vice president and CFO. “Consistent with our demonstrated financial discipline, we have initiated actions to ensure continued solid operating margins and profitability, including a global staff reduction of nearly 10 percent to be completed during the fourth quarter.”
Panza added, “Looking to the 2008 fourth quarter, we expect continuing pressure from foreign exchange rates and a further slowing global economy to result in revenues of between $73.0 million and $78.0 million. Before considering estimated charges of between $3.5 million and $4.5 million, or $0.12 to $0.16 per share, related to the cost management and staff reduction initiatives, we expect 2008 fourth quarter EPS in the range of $0.41 to $0.49. For the 2008 fiscal year, we expect revenues of between $302.0 million and $308.0 million, with EPS in the range of $1.90 to $1.98, again before considering the special charges. This guidance assumes an effective income tax rate of 32 percent for the fourth quarter and fiscal year.
“Annual savings from the cost management initiatives and staff reductions are expected to exceed $10.0 million,” said Panza. “In 2009, we will continue to focus on the preservation of capital and the alignment of expenses to our revenue expectations. Specific guidance for 2009 will be provided with the announcement of our 2008 fiscal year results.”
Conference Call — 4 p.m. CT/5 p.m. ET
The Company will host a conference call at 4 p.m. CT/5 p.m. ET on Nov. 4, 2008, to discuss its financial results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 866-700-7477 in the United States and 617-213-8840 internationally. The live call pass-code is 12634056. A replay will be available via phone for one week after the call. To access it, participants should dial in the United States 888-286-8010 or 617-801-6888 internationally. Access code 24435675 required for the replay. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.
About SPSS Inc.
SPSS Inc. (Nasdaq: SPSS) is a leading global provider of Predictive Analytics software and solutions. The Company’s Predictive Analytics technology improves business processes by giving organizations forward visibility for decisions made every day. By incorporating Predictive Analytics into their daily operations, organizations become Predictive Enterprises—able to direct and automate decisions to meet business goals and achieve a measurable competitive advantage. More than 250,000 public sector, academic, and commercial customers rely on SPSS technology to help increase revenue, reduce costs, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For more information, please visit www.spss.com.

Safe Harbor Statement
In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, beliefs, intentions or future strategies that are signified by the words “expects,” “anticipates,” “intends,” “believes,” “estimates” or similar language. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company cautions investors that its business and financial performance and the matters described in these forward-looking statements are subject to substantial risks and uncertainties. Because of these risks and uncertainties, some of which may not be currently ascertainable and many of which are beyond the Company’s control, actual results could differ materially from those expressed in or implied by the forward-looking statements. The potential risks and uncertainties that could cause results to differ materially include, but are not limited to: the Company’s ability to predict revenue, the Company’s ability to respond to rapid technological changes, a potential loss of relationships with third parties from whom the Company licenses certain software, fluctuations in currency exchange rates, the impact of new accounting pronouncements, increased competition and risks associated with product performance and market acceptance of new products. A detailed discussion of other risk factors that affect the Company’s business is contained in the Company’s Annual Reports on Form 10-K, particularly under the heading “Risk Factors.” The Company does not intend to update these forward-looking statements to reflect actual future events.

SPSS Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited)

	For the Three Months Ended September 30,
			Percent	% of Net Revenues
	2008	2007	Change	2008	2007
	(in thousands, except per share amounts)
Net revenues:
License	$33,736	$34,477	-2%	45%	48%
Maintenance	33,519	28,475	18%	45%	39%
Services	7,627	9,328	-18%	10%	13%

Net revenues	74,882	72,280	4%	100%	100%

Operating expenses:
Cost of license and maintenance revenues	5,716	4,277	34%	8%	6%
Sales, marketing and services	37,109	35,176	5%	50%	49%
Research and development	10,864	11,822	-8%	15%	16%
General and administrative	8,390	8,555	-2%	10%	12%

Operating expenses	62,079	59,830	4%	83%	83%

Operating income	12,803	12,450	3%	17%	17%

Other income (expense):
Net interest and investment income	1,044	2,302	-55%	1%	3%
Other	(27)	(190)	-86%	0%	0%

Other income	1,017	2,112	-52%	1%	3%

Income before income taxes	13,820	14,562	-5%	18%	20%
Income tax expense	3,319	6,190	-46%	4%	8%

Net income	$10,501	$8,372	25%	14%	12%

Basic net income per share	$0.58	$0.44	32%

Diluted net income per share	$0.55	$0.41	34%

Shares used in computing basic net income per share	18,117	19,071	-5%

Shares used in computing diluted net income per share	19,214	20,304	-5%

SPSS Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited)

	For the Nine Months Ended September 30,
			Percent	% of Net Revenues
	2008	2007	Change	2008	2007
	(in thousands, except per share amounts)
Net revenues:
License	$106,976	$101,815	5%	47%	48%
Maintenance	98,850	87,850	13%	43%	42%
Services	22,998	21,703	6%	10%	10%

Net revenues	228,824	211,368	8%	100%	100%

Operating expenses:
Cost of license and maintenance revenues	16,236	13,070	24%	7%	6%
Sales, marketing and services	115,036	101,839	13%	50%	48%
Research and development	33,550	36,444	-8%	15%	17%
General and administrative	26,421	25,245	5%	12%	13%

Operating expenses	191,243	176,598	8%	84%	84%

Operating income	37,581	34,770	8%	16%	16%

Other income (expense):
Net interest and investment income	4,030	5,557	-27%	2%	3%
Other	(195)	(1,535)	-87%	0%	-1%

Other income	3,835	4,022	-5%	2%	2%

Income before income taxes	41,416	38,792	7%	18%	18%
Income tax expense	13,253	15,078	-12%	6%	7%

Net income	$28,163	$23,714	19%	12%	11%

Basic net income per share	$1.57	$1.24	27%

Diluted net income per share	$1.47	$1.16	27%

Shares used in computing basic net income per share	17,988	19,152	-6%

Shares used in computing diluted net income per share	19,189	20,512	-6%

SPSS Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
(unaudited)

	September 30,	December 31,
	2008	2007
	(in thousands)
ASSETS

Current assets:
Cash and cash equivalents	$307,005	$306,930
Accounts receivable, net	40,411	56,580
Inventories, net	692	698
Deferred income taxes	4,082	3,964
Prepaid income taxes	3,606	3,301
Other current assets	5,619	4,162

Total current assets	361,415	375,635

Net property, equipment and leasehold improvements, net	14,997	16,429
Capitalized software development costs, net	37,075	34,140
Goodwill	41,854	42,093
Intangibles, net	4,038	3,273
Noncurrent deferred income taxes	21,838	22,731
Other noncurrent assets	6,394	6,759

Total assets	$487,611	$501,060

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,887	$7,759
Income taxes and value added taxes payable	10,836	14,737
Deferred revenues	81,790	83,862
Other accrued liabilities	22,766	32,988

Total current liabilities	122,279	139,346

Long-term debt	150,000	150,000
Noncurrent deferred income taxes	959	784
Other noncurrent liabilities	1,672	1,577

Stockholders’ equity:
Common Stock	182	189
Additional paid-in capital	145,921	175,267
Treasury stock	—	(12,680)
Accumulated other comprehensive income	(5,446)	2,696
Retained earnings	72,044	43,881

Total stockholders’ equity	212,701	209,353

Total liabilities and stockholders’ equity	$487,611	$501,060

SPSS Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)

	For the Nine Months Ended
	September 30,
	2008	2007
	(in thousands)
Cash flows from operating activities:
Net income	$28,163	$23,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,478	13,137
Deferred income taxes	2,390	7,676
Excess tax benefit from share-based compensation	(1,440)	(5,361)
Amortization of share-based compensation	6,339	5,543
Changes in assets and liabilities:
Accounts receivable	14,654	8,208
Inventories	4	12
Prepaid and other assets	(1,533)	(146)
Accounts payable	(783)	(39)
Accrued expenses	(10,073)	(1,299)
Income taxes	(4,029)	914
Deferred revenue	756	296
Other, net	(4,421)	(1,116)

Net cash provided by operating activities	45,505	51,539

Cash flows from investing activities:
Capital expenditures	(4,084)	(4,600)
Capitalized software development costs	(12,575)	(10,540)
Purchase of business and intangible assets	(1,245)	—

Net cash used in investing activities	(17,904)	(15,140)

Cash flows from financing activities:
Purchases of common stock	(27,870)	(49,998)
Proceeds from stock option exercises and employee stock purchase plan	6,110	15,611
Tax benefit from stock option exercises	1,440	5,361
Proceeds from issuance of long-term debt	—	150,000
Debt issuance costs	—	(4,281)

Net cash provided by financing activities	(20,320)	116,693

Effect of exchange rates on cash	(7,206)	3,779

Net change in cash and cash equivalents	75	156,871
Cash and cash equivalents at beginning of period	306,930	140,203

Cash and cash equivalents at end of period	$307,005	$297,074

SPSS Inc. and Subsidiaries
Supplemental Information—Effect of Share-Based Compensation on Operating Income
(unaudited)

	For the Three Months Ended September 30,
					Adjusted To Exclude
	Reported—GAAP		Share-Based Compensation		Share-Based Compensation
	2008	2007	2008	2007	2008	2007
	(in thousands, except percent amounts)
Net revenues	$74,882	$72,280	$—	$—	$74,882	$72,280

Operating expenses:
Cost of license and maintenance revenues	5,716	4,277	—	—	5,716	4,277
Sales, marketing and services	37,109	35,176	449	4	36,660	35,172
Research and development	10,864	11,822	267	7	10,597	11,815
General and administrative	8,390	8,555	1,085	990	7,305	7,565

Operating expenses	62,079	59,830	1,801	1,001	60,278	58,829

Operating income	$12,803	$12,450	$(1,801)	$(1,001)	$14,604	$13,451

Operating income as % of revenues	17%	17%			20%	19%

Diluted net income per common share	$0.55	$0.41	$(0.06)	$(0.03)	$0.61	$0.44

	For the Nine Months Ended September 30,
					Adjusted To Exclude
	Reported—GAAP		Share-Based Compensation		Share-Based Compensation
	2008	2007	2008	2007	2008	2007
	(in thousands, except percent amounts)
Net revenues	$228,824	$211,368	$—	$—	$228,824	$211,368

Operating expenses:
Cost of license and maintenance revenues	16,236	13,070	—	—	16,236	13,070
Sales, marketing and services	115,036	101,839	1,259	959	113,777	100,880
Research and development	33,550	36,444	822	967	32,728	35,477
General and administrative	26,421	25,245	4,258	3,617	22,163	21,628

Operating expenses	191,243	176,598	6,339	5,543	184,904	171,055

Operating income	$37,581	$34,770	$(6,339)	$(5,543)	$43,920	$40,313

Operating income as % of revenues	16%	16%			19%	19%

Diluted net income per common share	$1.47	$1.16	$(0.20)	$(0.17)	$1.67	$1.33

NOTE — Share-Based Compensation
On January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), Share-Based Payment (“SFAS No. 123(R)” or the “Statement”) using the modified prospective method. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Prior to the adoption of SFAS No. 123(R), the Company followed the intrinsic value method in accordance with APB No. 25 to account for its employee stock options and share-based awards issued before 2006. The Company has provided the effects of share-based compensation to show the effects of share-based compensation and the related effects on operating income and diluted net income per common share.